UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2014

Bakken Resources, Inc.

(Exact name of registrant specified in charter)

Nevada	000-53632	26-2973652
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

1425 Birch Ave., Suite A, Helena, MT 59601

(Address of principal executive offices)  (Zip Code)

(406) 442-9444

Issuer’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders of Bakken Resources, Inc. (the “Company”) took place on November 10, 2014.  Matters submitted to the stockholders and voted upon at the meeting were (1) election of five members to the Company’s Board of Directors, (2) ratification of the appointment of Malone Bailey, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, and (3) advisory approval of the Company’s named executive officers’ compensation (say-on-pay) as disclosed on the Proxy Statement for the 2014 Annual Meeting.  Each of the director candidates was elected to serve in such capacity until the next annual meeting of the stockholders, the stockholders ratified the appointment of Malone Bailey, LLP for the 2014 fiscal year, and the stockholders also approved of executive compensation.  Final voting results are shown below:

(1)

Vote of Directors:

Director Name	Votes For	Withheld
Val Holms	29,482,996	657,303
Karen S. Midtlyng	29,483,496	656,803
Herman R. Landeis	29,483,296	657,003
Bill M. Baber	29,483,296	657,003
Louis J. Mazzullo	29,502,560	637,739

(2)

Ratification of Malone Bailey:

Votes For	Votes Against	Abstentions
32,769,076	1,954,332	469,360

(3)

Say-on-Pay (named executive officer did not vote):

Votes For	Votes Against	Abstentions
3,256,123	739,039	10,137

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bakken Resources, Inc.

By:	/s/ Val M. Holms
Name: Val M. Holms
Title: President & CEO
Dated: November 14, 2014